EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-123474) pertaining to the 1996 Amended Equity Compensation Plan and 2004 Stock Incentive Plan of Icagen, Inc. of our report dated February 14, 2006, with respect to the financial statements of Icagen, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Ernst & Young LLP

Raleigh, North Carolina

March 13, 2006